Exhibit 99.1
Hollywood Media Corp. Reports First Quarter 2009 Results
BOCA RATON, Fla., April 30, 2009 — Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of online ticketing services, today reported financial results for the first quarter ended March 31, 2009. Results for the 2008 first quarter reflect the divestment of the Company’s Hollywood.com business in August 2008, which has been accounted for as discontinued operations.
Highlights:
•	Positive EBITDA* performance for the Broadway Ticketing division and the Company as a whole;

•	Net loss of $0.00 per share;

•	Expense savings of $1.7 million in the first quarter 2009 representing a 24% year-over-year decline in expenses;

•	Record movie theater attendance driving strong performance from MovieTickets.com. Cash dividend of $1.9 million from MovieTickets.com recognized by Hollywood Media in the 2009 first quarter.
For the 2009 first quarter, Hollywood Media reported net revenues of $21.3 million, primarily attributable to Broadway Ticketing revenues. This compares to net revenues of $27.0 million in the first quarter of last year. Broadway Ticketing revenues were impacted as a result of fewer shows on Broadway, the timing of Easter in this year’s second quarter versus last year’s first quarter, and softer group sales. Advertising sales from Broadway shows, which are not recorded as revenues but rather as a reduction to cost of revenues-ticketing, more than tripled in the period versus the prior year.
Net loss for the 2009 first quarter was $0.1 million, or $0.00 per share. This compares to a 2008 first quarter net loss of $3.1 million, or $0.10 per share, which included a loss from discontinued operations of $0.8 million, or $0.03 per share. EBITDA in the 2009 first quarter for the Company as a whole was $0.3 million as compared to an EBITDA (Modified)* loss of $1.9 million in the first quarter of 2008.
Cash and cash equivalents were $10.8 million as of March 31, 2009, compared to $12.7 million as of December 31, 2008. The first quarter amount reflects the transfer during the quarter of approximately $1.2 million to our restricted cash balance to secure a bond for future Broadway ticketing purchases.
“While Broadway Ticketing revenues were impacted in this seasonally slow period by fewer Broadway shows and the absence of Easter in this year’s first quarter, we are optimistic that the business will improve as new shows open throughout 2009,” commented Mitchell Rubenstein, CEO of Hollywood Media. “We also look forward to benefiting from our ownership interest in MovieTickets.com in future quarters as movies continue to do well at the box office.”

Hollywood Media Corp. Reports First Quarter 2009 Results	Page 2

Mr. Rubenstein continued, “Our efforts to manage costs and eliminate expenses resulted in a 24% reduction in operating expenses for the period. These cost reductions were deep and wide-ranging, taking place at corporate as well as at the operating businesses. They included head count reductions at all levels and significant reductions in SG&A expenses. We were able to move forward with these cost savings as a result of our recent divestments combined with a more streamlined and restructured operations structure which enabled us to downsize without inhibiting future organic growth.”
*Note on EBITDA
EBITDA and EBITDA (Modified) are non-GAAP financial measures. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA (Modified) in the attached tables.
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2008. Such forward-looking statements speak only as of the date on which they are made, and Hollywood Media undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.
Attached are the following financial tables:
     CONDENSED CONSOLIDATED BALANCE SHEETS
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
     SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,805,025	$12,685,946
Receivables, net	1,504,199	1,433,797
Inventories held for sale	4,578,005	4,491,841
Deferred ticket costs	14,808,441	12,085,237
Prepaid expenses	1,250,438	1,418,563
Other receivables	1,679,122	1,431,216
Other current assets	18,009	99,945
Restricted cash	2,009,599	2,600,000

Total current assets	36,652,838	36,246,545

PROPERTY AND EQUIPMENT, net	4,877,941	4,649,202
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	132,241	132,800
INTANGIBLE ASSETS, net	598,872	682,896
GOODWILL	25,154,292	25,154,292
OTHER ASSETS	34,548	73,126

TOTAL ASSETS	$67,450,732	$66,938,861

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,917,398	$1,374,661
Accrued expenses and other	2,719,965	3,708,652
Deferred revenue	18,426,227	15,196,455
Gift certificate liability	3,077,927	3,434,359
Customer deposits	771,153	831,838
Current portion of capital lease obligations	199,462	203,579
Current portion of notes payable	42,358	43,147
Related party payable	793,554	2,622,438

Total current liabilities	27,948,044	27,415,129

DEFERRED REVENUE	368,033	401,309
CAPITAL LEASE OBLIGATIONS, less current portion	159,273	203,901
OTHER DEFERRED LIABILITY	1,152,030	1,168,096
NOTES PAYABLE, less current portion	25,003	36,258

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 31,037,656 and 30,883,913 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	310,376	308,839
Additional paid-in capital	309,275,257	309,100,760
Accumulated deficit	(271,787,284)	(271,695,431)

Total shareholders’ equity	37,798,349	37,714,168

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$67,450,732	$66,938,861

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	THREE MONTHS ENDED MARCH 31,
	2009	2008
NET REVENUES
Ticketing	$20,242,565	$25,297,817
Other	1,071,332	1,675,853

	21,313,897	26,973,670

OPERATING COSTS AND EXPENSES
Cost of revenues — ticketing	17,034,100	21,020,025
Editorial, production, development and technology	641,990	976,310
Selling, general and administrative	2,680,011	3,654,062
Payroll and benefits	2,586,676	3,264,359
Depreciation and amortization	407,074	527,491

Total operating costs and expenses	23,349,851	29,442,247

Loss from operations	(2,035,954)	(2,468,577)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	1,913,643	3,439

OTHER INCOME
Interest, net	11,452	178,134
Other, net	15,839	7,701

Loss from continuing operations before minority interest	(95,020)	(2,279,303)

MINORITY INTEREST IN (INCOME) LOSSES OF SUBSIDIARIES	3,167	(23,762)

Loss from continuing operations	(91,853)	(2,303,065)

Loss from discontinued operations	—	(845,973)

Loss from discontinued operations	—	(845,973)

Net loss	$(91,853)	$(3,149,038)

Basic and diluted loss per common share
Continuing operations	$(0.00)	$(0.07)
Discontinued operations	—	(0.03)

Total basic and diluted net loss per share	$(0.00)	$(0.10)

Weighted average common and common equivalent shares outstanding — basic and diluted	30,416,012	31,854,228

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation
For the Three Months Ended March 31, 2009
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total
Net Revenues	$20,242,565	$815,358	$255,974	$—	$21,313,897

Operating Income (Loss)	117,925	(113,435)	(6,555)	(2,033,889)	(2,035,954)

Net Income (Loss) from continuing operations	120,703	(100,481)	(3,590)	(108,485)	(91,853)

Add back (Income) Expense:

Interest, net	(4,425)	1,714	(357)	(8,384)	(11,452)
Taxes	—	(34,120)	—	1,500	(32,620)
Depreciation and Amortization	215,260	90,982	75	100,757	407,074

EBITDA Income (Loss) from continuing operations	$331,538	$(41,905)	$(3,872)	$(14,612)	$271,149

For the Three Months Ended March 31, 2008
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total
Net Revenues	$25,297,817	$1,342,720	$333,133	$—	$26,973,670

Operating Income (Loss)	400,371	(186,829)	56,933	(2,739,052)	(2,468,577)

Net Income (Loss) from continuing operations	439,321	(154,158)	28,776	(2,617,004)	(2,303,065)

Add back (Income) Expense:

Interest	(33,259)	5,642	(1,389)	(149,128)	(178,134)
Taxes	—	(12,400)	—	27,000	14,600
Depreciation and Amortization	264,082	154,914	—	108,495	527,491

EBITDA Income (Loss) from continuing operations	$670,144	$(6,002)	$27,387	$(2,630,637)	$(1,939,108)

(1)	The Ad Sales segment includes other advertising sales by CinemasOnline.

(2)	The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.